Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-145583) pertaining to the GATX Corporation Hourly Employees Retirement Savings Plan of our report dated June 19, 2020, with respect to the financial statements and supplemental schedule of the GATX Corporation Hourly Employees Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Chicago, Illinois
June 19, 2020